Exhibit 99.1

Press Release

Bio-Rad Reports Second-Quarter 2020 Financial Results

HERCULES, Calif.–July 30, 2020–Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb), a global leader of life science research and clinical diagnostic products, today announced financial results for the second quarter ended June 30, 2020.

Second-quarter 2020 net sales were $536.9 million, a decrease of 6.2 percent compared to $572.6 million reported for the second quarter of 2019. On a currency-neutral basis, quarterly sales decreased 4.4 percent compared to the same period in 2019. Second-quarter gross margin was 54.6 percent compared to 53.7 percent during the second quarter in 2019.

The COVID-19 pandemic created some opportunities for our products while also negatively impacting some of our business operations during the second quarter of 2020.

Life Science segment net sales for the second quarter were $252.1 million, an increase of 18.7 percent compared to the same period in 2019. On a currency-neutral basis, Life Science segment sales increased by 20.0 percent compared to the same quarter in 2019. Currency-neutral sales growth was primarily attributed to sales of our PCR, Droplet Digital PCR, and Process Media products. On a geographic view, currency-neutral sales increased in Asia and Europe.

Clinical Diagnostics segment net sales for the second quarter were $283.2 million, a decrease of 20.7 percent compared to the same period in 2019. On a currency-neutral basis, net sales were down 18.7 percent compared to the same quarter last year. The currency-neutral sales decrease was across all regions and products.

Income from operations during the second quarter of 2020 was $51.7 million versus $56.4 million during the same quarter last year.

Net income for the second quarter of 2020 was $966.4 million, or $32.15 per share on a diluted basis versus the second quarter in 2019 in which net income was $598.8 million, or $19.86 per share, on a diluted basis. Net income for the second quarters of 2020 and 2019 were significantly and favorably impacted by the recognition of changes in the fair market value of equity securities of $1,183.5 million and $716.4 million, respectively, primarily related to the holdings of our investment in Sartorius AG. The effective tax rate for the second quarter of 2020 was 22.4 percent, compared to 22.2 percent for the same period in 2019. The tax rates in both periods were driven by the large unrealized gains in equity securities.

“As anticipated, sales during the second quarter were impacted by the coronavirus pandemic,” said Norman Schwartz, Bio Rad President and Chief Executive Officer. “While sales of many of our core products across Life Science and Clinical Diagnostics were slow, sales of products associated with the coronavirus pandemic were robust and provided some counterbalance. Although the COVID-19 situation is still unpredictable, we remain focused on our core strategies. We would like to recognize our employees, who continue to make extraordinary efforts to serve our customers during the pandemic," he said.

GAAP Results
	Q2 2020	Q2 2019
Revenue (millions)	$536.9	$572.6
Gross margin	54.6%	53.7%
Operating margin	9.6%	9.8%
Net income (millions)	$966.4	$598.8
Income per diluted share	$32.15	$19.86

Non-GAAP Results
	Q2 2020	Q2 2019
Gross margin	55.5%	54.4%
Operating margin	11.8%	11.1%
Net income (millions)	$48.3	$44.8
Income per diluted share	$1.61	$1.49

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this press release. Non-GAAP adjustments include amortization of purchased intangibles; acquisition-related expenses and benefits; restructuring, impairment charges and valuation changes in equity-owned securities; gains and losses on equity-method investments; significant litigation charges or benefits and legal costs; and discrete income tax events and the income tax effect on these non-GAAP adjustments.

Non-GAAP net income and non-GAAP diluted income per share (non-GAAP EPS) are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Non-GAAP Reporting.”

Non-GAAP net income for the second quarter of 2020 was $48.3 million, or $1.61 per share on a diluted basis, compared to $44.8 million, or $1.49 per share on a diluted basis, during the same period in 2019.

The non-GAAP effective tax rate for the second quarter of 2020 was 23.8 percent, compared to 26.5 percent for the same period in 2019. The decrease in the rate was driven by a change in our geographic mix of earnings and the taxation of our foreign earnings.

The following table represents a reconciliation of Bio-Rad’s reported net income and diluted income per share to non-GAAP net income and non-GAAP diluted income per share for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended		Six Months Ended
(in thousands, except per share data)	June 30,		June 30,
	2020	2019	2020	2019
GAAP net income	$966,429	$598,810	$1,652,341	$1,464,005
Amortization of purchased intangibles	7,239	5,354	13,094	10,681
Legal matters	2,585	2,053	4,418	6,493
Acquisition related benefits	(955)	(10)	(1,002)	(7,768)
Restructuring costs (benefits)	2,652	45	284	(179)
Valuation gain on equity-owned securities	(1,183,488)	(716,389)	(2,011,159)	(1,775,619)
Loss on equity-method investments	1,138	344	2,451	661
Other non-recurring items	(11,680)	—	(11,680)	(759)
Income tax effect on non-GAAP adjustments	264,428	154,598	457,230	396,930
Non-GAAP net income	$48,348	$44,805	$105,977	$94,445

GAAP diluted income per share	$32.15	$19.86	$54.84	$48.60
Non-GAAP diluted income per share	$1.61	$1.49	$3.52	$3.14

On a reported basis, net sales for the first half of 2020 decreased 1.6 percent to $1,108.5 million compared to $1,126.6 million for the same period in 2019. On a currency-neutral basis, net sales were down 0.1 percent.

Year-to-date net income for 2020 was $1,652.3 million, or $54.84 per share on a fully diluted basis, compared to $1,464.0 million, or $48.60 per share, respectively, during the same period in 2019. As mentioned earlier, the COVID-19 pandemic negatively impacted overall results for the first half of the year. On a non-GAAP basis net income for the first two quarters of 2020 was $106.0 million, or $3.52 per share, compared to $94.4 million, or $3.14 per share, during the same period in 2019.

2020 Financial Outlook
Given the uncertainties regarding the duration and impact of the COVID-19 pandemic, the company withdrew its previously issued annual guidance for 2020 on May 6, 2020. The company currently believes that the third quarter 2020 year-over-year currency-neutral sales may be flat to up 5 percent.

Share Repurchase Program
On November 28, 2017, Bio-Rad announced that its board of directors authorized a new share repurchase program, granting Bio-Rad authority to repurchase, on a discretionary basis, up to $250 million of the outstanding shares of its common stock (“Share Repurchase Program”). As of June 30, 2020, $73.1 million remained under the Share Repurchase Program. On July 30, 2020 Bio-Rad announced that its Board of Directors authorized increasing the Share Repurchase Program to allow Bio-Rad to repurchase up to an additional $200.0 million of stock.

Repurchases under the Share Repurchase Program may be made at management's discretion from time to time on the open market or through privately negotiated transactions. The Share Repurchase Program has no time limit and may be suspended for periods or discontinued at any time. Any shares acquired will be available for general corporate purposes, including supporting employee stock plans, funding acquisitions and minimizing dilution from stock issuances.

Use of Non-GAAP Reporting and Currency-Neutral
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including non-GAAP net income and non-GAAP EPS, which exclude amortization of acquisition-related intangible assets, certain acquisition-related expenses and benefits, restructuring charges, asset impairment charges, valuation changes of equity-owned securities, gains and losses on equity-method investments, and significant legal-related charges or benefits and associated legal costs. Non-GAAP net income and non-GAAP EPS also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, tax provisions/benefits related to the previous items, and significant discrete tax events. For example, we exclude gains/losses from items such as the sale of a division or product line. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of purchased intangible assets: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Acquisition-related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, professional fees for assistance with the transaction; valuation or integration costs; changes in the fair value of contingent consideration, gain or loss on settlement of pre-existing relationships with the acquired entity; or adjustments to purchase price. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring, impairment charges and valuation changes in equity-owned securities and gains and losses on equity-method investments: we incur restructuring and impairment charges on individual or groups of employed assets and charges and benefits arising from valuation changes in equity-owned securities and gains and losses on equity-method investments, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant litigation charges or benefits and legal costs: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

Income tax expense: we estimate the tax effect of the excluded items identified above to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

Percentage sales growth in currency neutral amounts are calculated by translating prior period sales in each local currency using the current period’s monthly average foreign exchange rates for that currency and comparing that to current period sales.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Conference Call and Webcast
Management will discuss second-quarter ended June 30, 2020 results in a conference call at 3 PM Pacific Time (6 PM Eastern Time) July 30, 2020. Interested parties may access the call at 855-779-9068 within the U.S. or 631-485-4862 outside the U.S., passcode: 3781283. You may also listen to the conference call via a webcast that is available in the "Investor Relations" section of our website under “Quarterly Results” at www.bio-rad.com. The webcast will be available for up to a year.

About Bio-Rad
Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb) is a global leader in developing, manufacturing, and marketing a broad range of innovative products for the life science research and clinical diagnostic markets. With a focus on quality and customer service for over 65 years, our products advance the discovery process and improve healthcare. Our customers are university and research institutions, hospitals, public health and commercial laboratories, biotechnology and pharmaceutical companies, as well as applied laboratories that include food safety and environmental quality. Founded in 1952, Bio-Rad is based in Hercules, California, and has a global network of operations with approximately 8,000 employees worldwide. Bio-Rad had revenues exceeding $2.3 billion in 2019. For more information, please visit bio-rad.com.

This release may be deemed to contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements we make regarding estimated future financial performance or results, currently believing that the third quarter 2020 year-over-year currency-neutral sales may be flat to up 5 percent, and remaining focused on our core strategies. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, "anticipate," "estimate," "expect," "continue," "believe," "will," "project," "assume," "may," "intend," or similar expressions or the negative of those terms or expressions, although not all forward-looking statements contain these words. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. These risks and uncertainties include the duration, severity and impact of the COVID-19 pandemic, global economic conditions, our ability to develop and market new or improved products, our ability to compete effectively, foreign currency exchange fluctuations, reductions in government funding or capital spending of our customers, international legal and regulatory risks, supply chain issues, product quality and liability issues, our ability to integrate acquired companies, products or technologies into our company successfully, changes in the healthcare industry, and natural disasters and other catastrophic events beyond our control. For further information regarding the Company's risks and uncertainties, please refer to the "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 to be filed with the SEC. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. Bio-Rad Laboratories, Inc. disclaims any obligation to update these forward-looking statements.

Investor Contact: Media Contact:
Kevin Han, Senior Director Tina Cuccia, Manager
Investor Relations Corporate Communications
510-741-6777 510-741-6063
ir@bio-rad.com tina_cuccia@bio-rad.com

Bio-Rad Laboratories, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net sales	$536,880	$572,619	$1,108,524	$1,126,598
Cost of goods sold	243,892	264,850	498,168	507,067
Gross profit	292,988	307,769	610,356	619,531
Selling, general and administrative expense	189,262	201,257	382,954	408,838
Research and development expense	51,984	50,122	101,287	97,697
Income from operations	51,742	56,390	126,115	112,996
Interest expense	5,740	5,841	11,430	11,827
Foreign currency exchange losses, net	774	1,233	1,702	2,513
Change in fair market value of equity securities	(1,183,488)	(716,389)	(2,011,159)	(1,775,619)
Other (income) expense, net	(17,229)	(3,896)	(20,502)	(22,592)
Income before income taxes	1,245,945	769,601	2,144,644	1,896,867
Provision for income taxes	(279,516)	(170,791)	(492,303)	(432,862)
Net income	$966,429	$598,810	$1,652,341	$1,464,005

Basic earnings per share:
Net income per basic share	$32.59	$20.08	$55.52	$49.12
Weighted average common shares - basic	29,652	29,814	29,759	29,807

Diluted earnings per share:
Net income per diluted share	$32.15	$19.86	$54.84	$48.60
Weighted average common shares - diluted	30,058	30,154	30,131	30,125

Bio-Rad Laboratories, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2020	December 31, 2019
	(Unaudited)
Current assets:
Cash and cash equivalents	$607,584	$660,672
Short-term investments	429,786	459,533
Accounts receivable, net	360,854	392,672
Inventories, net	628,401	554,007
Other current assets	105,959	113,271
Total current assets	2,132,584	2,180,155

Property, plant and equipment, net	481,430	499,339
Operating lease right-of-use assets	197,588	201,868
Goodwill, net	291,504	264,131
Purchased intangibles, net	211,367	145,525
Other investments	6,703,039	4,638,205
Other assets	79,795	79,636
Total assets	$10,097,307	$8,008,859

Current liabilities:
Accounts payable, accrued payroll and employee benefits	$287,293	$287,098
Current maturities of long-term debt	426,502	426,172
Income and other taxes payable	32,019	36,285
Other current liabilities	181,081	155,940
Total current liabilities	926,895	905,495

Long-term debt, net of current maturities	12,233	13,579
Other long-term liabilities	1,804,777	1,334,728
Total liabilities	2,743,905	2,253,802

Total stockholders’ equity	7,353,402	5,755,057
Total liabilities and stockholders’ equity	$10,097,307	$8,008,859

Bio-Rad Laboratories, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2020	2019
Cash flows from operating activities:
Cash received from customers	$1,127,141	$1,143,222
Cash paid to suppliers and employees	(959,300)	(932,009)
Interest paid, net	(10,847)	(11,085)
Income tax payments, net	(10,005)	(24,016)
Other operating activities	7,941	22,233
Net cash provided by operating activities	154,930	198,345
Cash flows from investing activities:
Payments for acquisitions	(96,889)	(16,083)
Other investing activities	(4,106)	(21,701)
Net cash used in investing activities	(100,995)	(37,784)
Cash flows from financing activities:
Payments on long-term borrowings	(1,597)	(359)
Other financing activities	(99,999)	(13,125)
Net cash used in financing activities	(101,596)	(13,484)
Effect of foreign exchange rate changes on cash	(2,858)	2,127
Net (decrease) increase in cash, cash equivalents, and restricted cash	(50,519)	149,204
Cash, cash equivalents, and restricted cash at beginning of period	662,651	434,164
Cash, cash equivalents, and restricted cash at end of period	$612,132	$583,368

Reconciliation of net income to net cash provided by operating activities:
Net income	$1,652,341	$1,464,005
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,256	66,148
Reduction in the carrying amount of right-of-use assets	18,674	19,764
Changes in working capital	(34,539)	11,378
Other	(1,549,802)	(1,362,950)
Net cash provided by operating activities	$154,930	$198,345

Bio-Rad Laboratories, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In thousands, except per share data)
(Unaudited)

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including non-GAAP net income and non-GAAP diluted income per share (non-GAAP EPS), which exclude amortization of acquisition-related intangible assets; certain acquisition-related expenses and benefits; restructuring charges; asset impairment charges; valuation changes of equity-owned securities; gains and losses on equity-method investments; and significant legal-related charges or benefits and associated legal costs. Non-GAAP net income and non-GAAP EPS also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	June 30, 2020	% of revenue	June 30, 2019	% of revenue	June 30, 2020	% of revenue	June 30, 2019	% of revenue

GAAP cost of goods sold	$243,892		$264,850		$498,168		$507,067
Amortization of purchased intangibles	(4,962)		(3,759)		(8,859)		(7,422)
Acquisition related benefits (costs) (1)	—		—		—		7,403
Restructuring benefits (costs)	12		2		1,468		192
Non-GAAP cost of goods sold	$238,942		$261,093		$490,777		$507,240

GAAP gross profit	$292,988	54.6%	$307,769	53.7%	$610,356	55.1%	$619,531	55.0%
Amortization of purchased intangibles	4,962		3,759		8,859		7,422
Acquisition related (benefits) costs (1)	—		—		—		(7,403)
Restructuring (benefits) costs	(12)		(2)		(1,468)		(192)
Non-GAAP gross profit	$297,938	55.5%	$311,526	54.4%	$617,747	55.7%	$619,358	55.0%

GAAP selling, general and administrative expense	$189,262	$201,257	$382,954	$408,838
Amortization of purchased intangibles	(2,277)	(1,595)	(4,235)	(3,259)
Legal matters	(2,585)	(2,053)	(4,418)	(6,493)
Acquisition related benefits (costs) (1)	955	10	1,002	365
Restructuring benefits (costs)	(3,320)	(142)	(2,807)	(140)
Non-GAAP selling, general and administrative expense	$182,035	$197,477	$372,496	$399,311

GAAP research and development expense	$51,984	$50,122	$101,287	$97,697
Restructuring benefits (costs)	656	95	1,055	127
Non-GAAP research and development expense	$52,640	$50,217	$102,342	$97,824

GAAP income from operations	$51,742	9.6%	$56,390	9.8%	$126,115	11.4%	$112,996	10.0%
Amortization of purchased intangibles	7,239		5,354		13,094		10,681
Legal matters	2,585		2,053		4,418		6,493
Acquisition related (benefits) costs (1)	(955)		(10)		(1,002)		(7,768)
Restructuring (benefits) costs	2,652		45		284		(179)
Non-GAAP income from operations	$63,263	11.8%	$63,832	11.1%	$142,909	12.9%	$122,223	10.8%

GAAP change in fair market value of equity securities	$(1,183,488)	$(716,389)	$(2,011,159)	$(1,775,619)
Valuation (loss) gain on equity-owned securities	1,183,488	716,389	2,011,159	1,775,619
Non-GAAP change in fair market value of equity securities	$—	$—	$—	$—

GAAP other (income) expense, net	$(17,229)	$(3,896)	$(20,502)	$(22,592)
(Loss) gain on equity-method investments	(1,138)	(344)	(2,451)	(661)
Other non-recurring items (2)	11,680	—	11,680	759
Non-GAAP other (income) expense, net	$(6,687)	$(4,240)	$(11,273)	$(22,494)

GAAP income before income taxes	$1,245,945	$769,601	$2,144,644	$1,896,867
Amortization of purchased intangibles	7,239	5,354	13,094	10,681
Legal matters	2,585	2,053	4,418	6,493
Acquisition related (benefits) costs (1)	(955)	(10)	(1,002)	(7,768)
Restructuring (benefits) costs	2,652	45	284	(179)
Valuation loss (gain) on equity-owned securities	(1,183,488)	(716,389)	(2,011,159)	(1,775,619)
Loss (gain) on equity-method investments	1,138	344	2,451	661
Other non-recurring items (2)	(11,680)	—	(11,680)	(759)
Non-GAAP income before income taxes	$63,436	$60,998	$141,050	$130,377

GAAP provision for income taxes	$(279,516)	$(170,791)	$(492,303)	$(432,862)
Income tax effect of non-GAAP adjustments (3)	264,428	154,598	457,230	396,930
Non-GAAP provision for income taxes	$(15,088)	$(16,193)	$(35,073)	$(35,932)

GAAP net income	$966,429	180.0%	$598,810	104.6%	$1,652,341	149.1%	$1,464,005	129.9%
Amortization of purchased intangibles	7,239		5,354		13,094		10,681
Legal matters	2,585		2,053		4,418		6,493
Acquisition related (benefits) costs (1)	(955)		(10)		(1,002)		(7,768)
Restructuring (benefits) costs	2,652		45		284		(179)
Valuation loss (gain) on equity-owned securities	(1,183,488)		(716,389)		(2,011,159)		(1,775,619)
Loss (gain) on equity-method investments	1,138		344		2,451		661
Other non-recurring items (2)	(11,680)		—		(11,680)		(759)
Income tax effect of non-GAAP adjustments (3)	264,428		154,598		457,230		396,930
Non-GAAP net income	$48,348	9.0%	$44,805	7.8%	$105,977	9.6%	$94,445	8.4%

GAAP diluted income per share	$32.15	$19.86	$54.84	$48.60
Amortization of purchased intangibles	0.24	0.18	0.43	0.35
Legal matters	0.09	0.07	0.15	0.22
Acquisition related (benefits) costs (1)	(0.03)	—	(0.03)	(0.26)
Restructuring (benefits) costs	0.09	—	0.01	(0.01)
Valuation loss (gain) on equity-owned securities	(39.37)	(23.76)	(66.75)	(58.94)
Loss (gain) on equity-method investments	0.04	0.01	0.08	0.02
Other non-recurring items (2)	(0.39)	—	(0.39)	(0.03)
Income tax effect of non-GAAP adjustments (3)	8.79	5.13	15.18	13.19
Non-GAAP diluted income per share	$1.61	$1.49	$3.52	$3.14

GAAP diluted weighted average shares used in per share calculation	30,058	30,154	30,131	30,125
Shares included in non-GAAP net income per share, but excluded from GAAP net loss per share as they would have been anti-dilutive	—	—	—	—
Non-GAAP diluted weighted average shares used in per share calculation	30,058	30,154	30,131	30,125

(1) Release of contingent consideration and other acquisition-related (benefits) expenses.
(2) Gain on the sale of a division (2020) and gain on the sale of a product line (2019).
(3) Excluded items identified in the reconciliation schedule are tax effected by application of a non-GAAP effective tax rate. The non-GAAP tax provision is adjusted for items, the nature of which and/or tax jurisdiction requires the application of a specific tax rate or treatment.